77Q(1)(a): Copies of material amendments to the Trust's declaration of trust or by-laws Amendment No. 43 dated May 10, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(44) to Post Effective Amendment No. 159 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No.
0000950123-07-08564). Amendment No. 44 dated June 13, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(45) to Post Effective Amendment
No. 162 to registrant's registration statement on Form N-1A filed with the S ecurities and Exchange
Commission on August 14, 2007 (Accession No. 0000950123-07-011487).
Amendment No. 45 dated June 13, 2007
to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to
Exhibit (a)(46) to Post Effective Amendment No. 173 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on November 27,
 2007 (Accession No.
0000950123-07-015968).